SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549



                              FORM 8-K



                           CURRENT REPORT



                 Pursuant to Section 13 or 15(d) of

                 the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported):

                            August 15, 1994


                   DOSKOCIL COMPANIES INCORPORATED
       (Exact name of registrant as specified in its charter)


     DELAWARE            0-7803              13-2535513
     (State or other     (Commission         (IRS Employer
     Jurisdiction of     File Number)        Identification
     Incorporation)                          Number)


                   2601 N.W. Expressway, Suite 1000W
                     Oklahoma City, Oklahoma 73112
         (Address of principal executive office)  (Zip Code)


    Registrant's telephone number including area code (405)879-5500

Item 5.   Other Events.

     The Company named R. Randolph Devening as its Chairman of the Board, President and Chief Executive Officer effective August 15,
1994. Mr. Devening served as Vice Chairman and previously as Chief Financial Officer of Fleming Companies, Inc.

     Pursuant to the terms of an employment agreement between the Company and Mr. Devening (the "Employment Agreement"), Mr. Devening will serve as Chairman of the Board and Chief Executive Officer of the company until December 31, 1998. Mr. Devening's employment will be automatically extended for a one-year term unless, prior to January 1, 1998, either the Company or Mr. Devening elects not to extend the term. Under the Employment Agreement, Mr. Devening is entitled to an annual base salary of not less than $550,000. In addition, for each fiscal year beginning after December 31, 1994, Mr. Devening will be entitled to performance bonuses if the Company achieves certain financial goals set by the Compensation Committee of the Board of Directors in consultation with senior management of the Company. The performance bonuses are payable in cash or Common Stock or a combination thereof as selected by Mr. Devening, subject to such limitation on the number of shares as the Compensation Committee may have set for such year.

     Pursuant to the Employment Agreement, the Company has agreed to grant to Mr. Devening options to purchase, in the aggregate, a number of shares of Common Stock equal to 5% of the total number of shares of Common Stock of the Company outstanding on the date of such grant (as adjusted to reflect the number of shares of Common Stock issued in the rights offering, if any) (the "Options") . The exercise price for such Options will be the greater of the fair market value of the Common Stock on the date of the grant or the Exercise Price in the rights offering.

     The Options will become exercisable as to 9% of the Options, on December 31, 1994 and 18.2% of the Options on each of the five subsequent anniversaries thereof, if the Company meets its financial goals for the year ended on such date and if Mr. Devening remains an employee of the Company on such dates. The Options terminate on the tenth anniversary of the date of grant or upon earlier termination of the Employment Agreement. Upon the death of Mr. Devening or upon a Change of Control (as defined in the Employment Agreement) all Options not previously exercisable will become exercisable.

     Upon termination of Mr. Devening's employment other than for Cause (as defined in the Employment Agreement) the Company is required, among other things, to pay to Mr. Devening two times his base salary.

Item 7.   Financial Statements and Exhibits

     (c)  Exhibits.

     Exhibit Number      Description

          1 Employment Agreement dated August 2, 1994 between R. Randolph Devening and Doskocil Companies Incorporated.

                               SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DOSKOCIL COMPANIES INCORPORATED

                                   By:\s\ William L. Brady
                                        William L. Brady
                                        Vice President and
                                        Controller
Date:     August 17, 1994